EX-11
EARNINGS PER SHARE

Exhibit 11.     Statement Re: Computation of Per Share Earnings

                                                                             Fiscal Years Ending
                                                       January 31, 1998        February 1, 1997    February 3, 1996
                                                       ------------------------------------------------------------
                                                                      (In thousands except per share data)

Basic EPS Computation
  Numerator:
     Net income (loss)                                      $   (29,063)              $   6,264           $   9,773
  Denominator:
     Weighted average common shares outstanding                  15,649                  15,755              15,770
                                                            -----------               ---------           ---------

                       Basic EPS                            $     (1.86)              $    0.40           $    0.62
                                                            ===========               =========           =========

Diluted EPS Computation
  Numerator:
     Net income (loss)                                      $   (29,063)              $   6,264           $   9,773
  Denominator:
     Weighted average common shares outstanding                  15,649                  15,755              15,770
     Stock Options, excluding anti-dilutive options
        of 34 shares for January 31, 1998                            --                      78                 128
                                                            -----------               ---------           ---------
     Total Shares                                                15,649                  15,833              15,898
                                                            -----------               ---------           ---------

                       Diluted EPS                          $     (1.86)              $    0.40           $    0.61
                                                            ===========               =========           =========